                                                                     EXHIBIT 11


                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                        COMPUTATION OF PER SHARE EARNINGS
                      (in thousands except per share data)

                                  Income from Continuing Operations
                               ----------------------------------------
                               Three Months Ended     Six Months Ended
                                     June 30,             June 30,
                               ------------------    ------------------
                                 1996       1995       1996       1995
                               -------    -------    -------    -------
Computation of Earnings Per
  Common and Common
  Equivalent Share (a):
- ---------------------------

Reported Income                $ 5,688    $ 5,305    $17,885    $10,690
                               =======    =======    =======    =======
Average number of shares
  used to compute earnings
  per common share               9,837      9,869      9,852      9,866

Effect of unexercised
  stock options                     59         42         65         38
                               -------    -------    -------    -------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share               9,896      9,911      9,917      9,904
                               =======    =======    =======    =======
Earnings per common and
  common equivalent share      $  0.57    $  0.54    $  1.80    $  1.08
                               =======    =======    =======    =======

Computation of Earnings Per
  Common Share Assuming
  Full Dilution (a):
- ---------------------------

Reported Income                $ 5,688    $ 5,305    $17,885    $10,690
                               =======    =======    =======    =======
Average number of shares
  used to compute earnings
  per common share               9,837      9,869      9,852      9,866

Effect of unexercised
  stock options                     59         68         65         68
                               -------    -------    -------    -------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                  9,896      9,937      9,917      9,934
                               =======    =======    =======    =======
Earnings per common share
  assuming full dilution       $  0.57    $  0.53    $  1.80    $  1.08
                               =======    =======    =======    =======

- -------
(a)   This calculation is submitted in accordance with Regulation S-K Item 601
      (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

                   CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                        COMPUTATION OF PER SHARE EARNINGS
                      (in thousands except per share data)

                                              Net Income
                               ----------------------------------------
                               Three Months Ended     Six Months Ended
                                     June 30,             June 30,
                               ------------------    ------------------
                                 1996       1995       1996       1995
                               -------    -------    -------    -------
Computation of Earnings Per
  Common and Common
  Equivalent Share (a):
- ---------------------------

Reported Income                $ 5,688    $ 5,305    $17,885    $11,591
                               =======    =======    =======    =======
Average number of shares
  used to compute earnings
  per common share               9,837      9,869      9,852      9,866

Effect of unexercised
  stock options                     59         42         65         38
                               -------    -------    -------    -------
Average number of shares
  used to compute earnings
  per common and common
  equivalent share               9,896      9,911      9,917      9,904
                               =======    =======    =======    =======
Earnings per common and
  common equivalent share         0.57    $  0.54    $  1.80    $  1.17
                               =======    =======    =======    =======

Computation of Earnings Per
  Common Share Assuming
  Full Dilution (a):
- ---------------------------

Reported Income                $ 5,688    $ 5,305    $17,885    $11,591
                               =======    =======    =======    =======
Average number of shares
  used to compute earnings
  per common share               9,837      9,869      9,852      9,866

Effect of unexercised
  stock options                     59         68         65         68
                               -------    -------    -------    -------
Average number of shares
  used to compute earnings
  per common share assuming
  full dilution                  9,896      9,937      9,917      9,934
                               =======    =======    =======    =======
Earnings per common share
  assuming full dilution       $  0.57    $  0.53    $  1.80    $  1.17
                               =======    =======    =======    =======

- -------
(a)   This calculation is submitted in accordance with Regulation S-K Item 601
      (11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.